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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of May 22, 1997 by and between Watson General Corporation, a California corporation (the "Company") and Ronald G. Crane ("Employee").

WITNESSETH:

               WHEREAS, the Company and Employee desire to enter into this Agreement to assure the Company of the continuing service of Employee and to set forth the terms and conditions of Employee's employment with the Company;

               NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

      1. Term. The Company agrees to employ Employee and Employee hereby accepts such employment, in accordance with the terms of this Agreement, commencing May 21, 1997 and ending November 20, 1997, unless this Agreement is earlier terminated as provided herein. Prior to the commencement of this Agreement, Employee's employment by the Company shall continue on its current terms and conditions.

      2. Services. So long as this Agreement shall continue in effect, Employee shall use Employee's best efforts and abilities to promote the Company's interests and shall perform the services contemplated by his Agreement in accordance with policies established by and under the direction of the board of directors of the Company (the "Board").

      Without the prior express written authorization of the Board, Employee shall not, directly or indirectly, during the term of this Agreement, engage in any activity competitive with the Company's business, whether alone, as a partner, officer, director, employee or significant investor of or in any other entity. (An investment of greater than 5% of the outstanding capital or equity securities of an entity shall be deemed significant for these purposes.)

      3. Duties and Responsibilities. Employee shall serve in such executive capacities and perform such duties as may be reasonably requested by the Board for the duration of this Agreement. In the performance of Employee's duties, Employee shall report directly to the Board and shall be subject to the direction of the Board and to such limits on Employee's authority as the Board may from time to time impose.

      Employee agrees to observe and comply with the rules and regulations of the Company as adopted by the Board respecting the performance of Employee's duties and agrees to carry out and perform orders, directions and policies of the Company and its Board as they may be, from time to time, stated either orally or in writing.



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      4. Compensation

               (a) Base Compensation. During the term of this Agreement, the Company agrees to pay Employee a base salary at the rate of Twelve Thousand Dollars ($12,000) per month, payable on the Company's regularly scheduled pay days (the "Base Salary").

               (b) Additional Benefits. Employee shall also be entitled to all rights and benefits for which Employee currently is otherwise eligible under any vacation and holiday leave plan, bonus plan, incentive, participation or extra compensation plan, profit-sharing plan, life, medical, dental, disability, or insurance plan or policy or other plan or benefit that the Company may provide for Employee or for senior employees of the Company, as from time to time in effect, during the term of this Agreement (collectively, "Additional Benefits").

               (c) Overall Qualification. The Company reserves the right to modify, suspend or discontinue any and all of the above referenced Additional Benefits at any time (whether before or after termination of employment) without notice to or recourse by Employee, provided that such modification, suspension or discontinuance relates to all employees entitled to such benefit.

      5. Termination. This Agreement and all obligations hereunder (except the obligations contained in Sections 7, 8, 9, 10, 11, and 12 (Confidential Information, Inventions and Patents, Non-Competition, No Solicitation of Customers, Noninterference with Employees and Assistance in Patent Applications) which shall survive any termination hereunder) shall terminate upon the earliest to occur of any of the following:

               (a) Expiration of Term. The expiration of the term provided for in Section 1 or the voluntary termination by Employee or retirement from the Company in accordance with the normal retirement policies of the Company.

               (b) Death or Disability of Employee. The death or disability of Employee. For the purposes of this Agreement, disability shall mean the absence of Employee performing Employee's duties with the Company on a full-time basis for a period of forty (40) or more business days during the term of this Agreement, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably). If Employee shall become disabled, Employee's employment may be terminated by written notice from the Company to Employee.

               (c) For Cause. The Company may terminate Employee's employment and all of Employee's rights to receive Base Salary and any Additional Benefits hereunder for cause. For purposes of this Agreement, the term "cause" shall be defined as any of the following:


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                  (i) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction for a felony or misdemeanor (other than minor traffic violations or similar offenses).

                  (ii) Employee's commission of an act of fraud upon the Company or any personal dishonesty, incompetence, negligence, or willful or negligent misconduct, including immoderate use of alcoholic beverages or narcotics or other substance abuse, as determined by a court of competent jurisdiction.

                  (iii) Employee's willful failure or refusal to perform Employee's duties or responsibilities under this Agreement or Employee's material violation of any duty of loyalty to the Company or a breach of Employee's fiduciary duty.

               Notwithstanding the foregoing, Employee shall not be terminated for cause pursuant to clause (iii) of this Section 5(c) unless and until Employee has received written notice of proposed termination for cause detailing in reasonable detail the failure(s) and/or refusal(s) and Employee does not cure such failure(s) and/or refusal(s) within thirty (30) days after such receipt.

               (d) Without Cause. Notwithstanding any other provision of this
Section 5, the Company shall have the right to terminate Employee's employment with the Company without cause at any time, but any such termination other than as expressly provided in Section 5(a), (b), or (c) herein shall not affect Employee's rights to receive the Base Salary provided under this Agreement for the remainder of the term of this Agreement.

      6. Business Expenses. During the term of this Agreement, and whether or not fully deductible by the Company for federal income tax purposes as ordinary and necessary business expenses, the Company shall reimburse Employee promptly for reasonable business expenditures, including without limitation travel from Employee's home to the Company's place of business, made and substantiated in accordance with current policies, practices and procedures and incurred in the pursuit and furtherance of the Company's business and good will.

      7. Confidential Information. Employee acknowledges that the nature of Employee's engagement by the Company is such that the Employee shall have access to information of a confidential and/or trade secret nature which has great value to the Company and which constitutes a substantial basis and foundation upon which the business of the company is based. Such information includes financial, manufacturing and marketing data, techniques, processes, formulas, developmental or experimental work, work in process, methods, trade secrets (including, without limitation, customer lists and lists of customer sources), or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or its Affiliates (the "Confidential Information"). Employee shall keep all such Confidential Information in confidence during the term of the this Agreement and at any time thereafter and shall not disclose any of such Confidential Information to any other person, except to the extent


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such disclosure is (i) necessary to the performance of this Agreement and in furtherance of the Company's best interests or (ii) required by applicable law. Upon termination of Employee's employment with the Company, Employee shall deliver to the Company all documents, records, notebooks, work papers, and all similar material containing any of the foregoing information, whether prepared by Employee, the Company or anyone else.

      8. Inventions and Patents. Except as may be limited by Section 2870 of the California Labor Code, all inventions, designs, improvements, patents, copyrights and discoveries conceived by Employee during the term of this Agreement which are useful in or directly or indirectly related to the business of the Company or to any experimental work carried on by the Company, shall be the property of the Company. Employee will promptly and fully disclose to the Company all such inventions, designs, improvements, patents, copyrights and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonable required to assure the Company's ownership thereof and to assist the Company in protecting or defending the Company's proprietary rights therein.

      Employee acknowledges hereby receipt of written notice from the Company pursuant to California Labor Code Section 2872 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Employee) does not apply fully to an invention which qualifies fully under California Labor Code Section 2870.

      9. Non-Competition. In order to protect the Confidential Information, Employee agrees that during the term of Employee's employment, Employee shall not, directly or indirectly, whether as an owner, partner, shareholder, agent, employee, creditor, or otherwise, promote participate or engage in any activity or other business competitive with the Company' business.

      10. Non-Solicitation of Customers. Employee agrees that for a period of one year after the termination of employment with the Company, Employee will not, on behalf of Employee or on behalf of any other individual, association or entity, call on any of the customers of the Company or any Affiliate of the Company for purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by the Company or any Affiliate of the Company, nor will Employee in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Employee or any other person or entity by or with which Employee is employed, associated, affiliated or otherwise related.

      11. Noninterference with Employees. In order to protect the Confidential Information, Employee agrees that during the term hereof and for a period of one year thereafter, Employee will not, directly or indirectly, induce or entice any employee of the Company or its Affiliates to leave such employment or cause anyone else to leave such employment.


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      12. Assistance in Patent Applications. Employee agrees to assist the
Company in obtaining United States or foreign letters patent and copyright registrations covering inventions assigned hereunder to the Company and that Employee's obligation to assist the Company shall continue beyond the termination of Employee's employment. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions assigned to the Company, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. Employee thereby waives and quitclaims to the Company any and all claims of any patent or copyright resulting from any such application for letters patent or copyright registrations assigned hereunder to the Company. Employee will further assist the Company in every way to enforce any copyrights or patents obtained including, without limitation, testifying in any suit or proceeding involving any of the copyrights or patents or executing any documents deemed necessary by the Company, all without further consideration but at the expense of the Company.

      13. Remedies. The parties hereto agree that the services to be rendered by Employee pursuant to this Agreement, and the rights and privileges granted to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the terms of this Agreement will cause the Company great and irreparable injury and damage. Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Employee. This Section 13 shall not be construed as a waiver of any other rights or remedies which the Company may have for damages or otherwise.

      14. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

      15. Succession. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise. The obligations and duties of Employee hereunder are personal and otherwise not assignable. Employee's obligations


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and representations under this Agreement will survive the termination of
Employees employment, regardless of the manner of such termination

      16. Notices. Any notice or other communication provided for in this Agreement shall be in writing and sent if to the Company to its principal offices at 32-B Mauchly, Irvine, California 92718, Attention: President, or at such other address as the Company may from time to time in writing designate, and if to Employee at 9152 Shady Hollow Way, Fair Oaks, California 95628, or at such other address as Employee may from time to time in writing designate. Each such notice or other communication shall be effective (i) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when actually delivered at such address.

      17. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by the Company.

      18. Amendments. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and duly executed by both parties.

      19. Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

      20. Governing Law. This Agreement, and the legal relations between the parties, shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law doctrines and any court action arising out of this Agreement shall be brought in any court of competent jurisdiction within the State of California.

      21. Arbitration. Any dispute, controversy or claim arising out of or in respect to this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall at the request of either party be submitted and settled by arbitration conducted in Orange County, California in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association. The arbitration of such issues, including the determination of any amount of damages suffered, shall be final and binding upon the parties to the maximum extent permitted by law. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Include only one of the following clauses: Each party shall bear its own expenses and one-half the aggregate amount of arbitration costs, except that the arbitrator may in his or her discretion award reasonable expenses (including reimbursement of the assigned arbitrator costs) to the prevailing party.


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      22. Withholding. All compensation payable hereunder, including salary and other benefits, shall be subject to applicable taxes and withholdings.

      23. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

      24. Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      25. Interpretation. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   WATSON GENERAL CORPORATION



                                   By /s/ DAN R. COOK
                                     -----------------------------------
                                     Dan R. Cook

                                   Its President
                                      ----------------------------------


                                   EMPLOYEE:


                                   /s/ RONALD G. CRANE
                                   -------------------------------------
                                   RONALD G. CRANE